Exhibit 10.21

Your Name:	NetSuite, Inc.
Your Location:	2955 Campus Drive
Suite 100
San Mateo, CA 94403

ORACLE CONTRACT INFORMATION

Agreement	Oracle License and Services Agreement
Agreement Name	US-TERM-OLSAv040407-NETSUITE INC-11365829-27-MAY-07

This ordering document incorporates by reference the terms of the agreement specified above (the “agreement”).

A.	PROGRAMS AND SERVICES

NetSuite, Inc. has ordered the program licenses and 12 months of technical support services described below. Listed below is a summary of net fees due under this ordering document. These fees are exclusive of any applicable shipping charges or applicable taxes.

The programs designated below with an asterisk (“*”) are for use on an unlimited number of Processors for a forty-two (42) month term, subject to the fixing requirements and all other terms and conditions of this ordering document (each such program being referred to as an “Unlimited Deployment Program” and collectively as the “Unlimited Deployment Programs”).

The programs designated below with two asterisks (“**”) are for use on up to the number of Processors specified below (“Maximum Quantity”) for a forty-two (42) month term, subject to the fixing requirements and all other terms and conditions of this ordering document (each such program being referred to as a “Capped Deployment Program” and collectively as the “Capped Deployment Programs”).

The Unlimited Deployment Programs and the Capped Deployment Programs are collectively referred to herein as the “Deployment Programs.”

All fees on this ordering document are U.S dollars.

Product Description / License Type	Quantity
*Oracle Database Enterprise Edition – Processor Perpetual	Unlimited
**Oracle Real Application Clusters – Processor Perpetual	Up to 100
*Oracle Partitioning – Processor Perpetual	Unlimited
*Oracle Diagnostic Management Pack – Processor Perpetual	Unlimited
*Oracle Tuning Management Pack – Processor Perpetual	Unlimited
*Internet Application Server Java Edition – Processor Perpetual	Unlimited
*Coherence Grid Edition – Processor Perpetual	Unlimited
**Coherence Real Time Client – Processor Perpetual	Unlimited
**Data Mining – Processor Perpetual	Up to 20

Net Fees
Net License Fees:	$4,200,000.00
Net Technical Support Fees:	$1,446,173.45

Total Net Fees	$5,646,173.45

B.	GENERAL TERMS

1.	Commencement Date

All program licenses and the period of performance for all services are effective upon shipment of tangible media or upon the effective date of this ordering document if shipment of tangible media is not required.

2.	Territory

The program licenses and services described in section A are for use worldwide, subject to U.S. export laws. To enable Oracle to provide services and accurately report revenue for tax purposes, it is estimated that the program licenses listed in section A shall be installed and/or accessed in each applicable country as listed on the attached Exhibit C Estimated Territory Usage. Your use of the programs is not limited to these estimates.

3.	Fees, Invoicing, and Payment Obligation

a.	All fees due under this ordering document shall be non-cancellable and the sums paid nonrefundable, except as provided in the agreement.

b.	License and services fees are invoiced as of the commencement date. Service fees are invoiced in advance of the service performance; specifically, technical support fees are invoiced annually in advance. The total annual technical support fees due under this ordering document and specified in section A above include the existing annual technical support fees for the Converted and Replaced Licenses (as defined in section F.1 below) as well as the incremental technical support frees due for the program licenses specified in section A, including the licenses of the Deployment Programs.

c.	The technical support fees due under this ordering document shall be reduced by the amount of unused technical support associated with the Converted and Replaced Licenses (as defined in section F.1 below), provided the invoices for such technical support have been paid in full. The amount of unused technical support as of 31-OCT-07 is $266,774.50 and represents an estimate of the technical support fee credit. The actual support fee reduction will be processed as of the effective date of this ordering document.

d.	In addition to the fees listed in section A, Oracle will invoice you for any applicable shipping charges or applicable taxes.

e.	In entering into payment obligations under this ordering document, you agree and acknowledge that you have not relied on the future availability of any program or updates. However, (a) if you order technical support for programs licensed under this ordering document, the preceding sentence does not relieve Oracle of its obligation to provide such technical support under this ordering document, if-and-when available, in accordance with Oracle’s then current technical support policies; and (b) the preceding sentence does not change the rights granted to you for any program licensed under this ordering document, per the terms of this ordering document and the agreement.

f.	Provided that you comply with the delivery terms in the section B.4.a, Oracle shall not invoice you for sales tax pursuant to California law based on the net license fees in section A for the programs delivered by electronic download; however, you agree to indemnify and hold Oracle harmless from and against any claims, losses, damages, costs, and expenses arising from imposition of sales tax based on the net license fees for the programs licenses listed in section A. Oracle shall invoice you and you are required to pay any applicable taxes related to the net support fees (specifically Software Update License & Support fees) for the ordered technical support services listed in section A.

4.	Delivery and Installation

a.	Oracle has made available to you for electronic download at the electronic delivery web site located at the following Internet URL: http://edelivery.oracle.com/exempt the programs listed in section A. Through the Internet URL, you can access and electronically download to your California location a current production release as of the effective date below of the software and related program documentation for each program listed in section A. You shall have 60 days from the effective date of this ordering document to complete the download of the software and program documentation. Please be advised that not all programs are available on all hardware/operating system combinations. For current program availability please check the electronic delivery web site. Oracle is under no further delivery obligation under this ordering document, electronic or otherwise. You agree to execute and return the attached Certificate of Electronic Delivery simultaneously with the execution and return of this ordering document.

b.	You shall be responsible for installation of the software.

5.	Total Support Stream

For purposes of this ordering document, the “Total Support Stream” shall mean: (i) the existing technical support for the Converted and Replaced Licenses (as defined in section F.1 below); (ii) the technical support for the Program licenses as specified in section A, including the Deployment Programs; (iii) technical support for all Oracle programs licensed by your merged or acquired entities, as described in section C.2 below; (iv) Existing Technical Support for the Qualifying Entities (as defined below) and (v) technical support for any program licenses purchased under section D.1 (Price Hold).

6.	Customer Definition

Notwithstanding anything to the contrary in the agreement, for purposes of this ordering document only, “you” and “your” shall mean the company listed at the head of this ordering document and you will be the only entity allowed to use the Deployment Programs (as defined below) licensed under this ordering document. Except as provided for in section C.4, none of your affiliates, majority or minority owned subsidiaries, parent companies, or any entities created through a divestiture or reorganization of your company may access or use any of the Deployment Programs and such programs may not be used for the benefit of (i.e. to track or process the data of or for) such entities.

7.	Source Code

Oracle may deliver source code as part of its standard delivery for particular programs; all source code delivered by Oracle is subject to the terms of the agreement, ordering document, and program documentation.

8.	Segmentation

The program licenses provided in this ordering document are offered separately from any other proposal for consulting services you may receive or have received from Oracle and do not require you to purchase Oracle consulting services.

9.	Customer Reference

Oracle may orally refer to you as a customer in sales presentations and activities. Upon written consent from you, Oracle may refer to you as a customer in written sales presentations and marketing vehicles.

10.	Order of Precedence

In the event of any inconsistencies between the agreement and this ordering document, this ordering document shall take precedence.

C.	DEPLOYMENT

1.	Deployment Right

a.	General. In consideration of the payment to Oracle of the license and technical support fees specified in section A, for forty-two (42) months from the effective date of this ordering document (or such earlier period as set forth below in sections C.1.c or C.3) (the “Deployment Period”), you will receive the right to use (i) the Unlimited Deployment Programs on an unlimited number of Processors (the “Unlimited Deployment Right”) and (ii) the Capped Deployment Programs on up to the quantity of Processors specified (the “Capped Deployment Right”) (the Unlimited Deployment Right and the Capped Deployment Right collectively referred to herein as the “Deployment Right”), provided that (a) your use of the Deployment Programs shall be in compliance with the terms of the agreement and this ordering document, and (b) you continuously maintain the Total Support Stream. If at any time during the Deployment Period (including, without limitation, at the end of the Deployment Period as part of your certification of use of the Capped Deployment Programs pursuant to the certification process set forth in section C.1.b below), your use of a program included in the Capped Deployment Programs exceeds the Maximum Quantity for such program then, upon each such occurrence, you must acquire additional licenses of such program and technical support for such increased use.

On the date that is forty-two months from the effective date of this ordering document (or earlier as set forth below in sections C.1.c or C.3), the Deployment Period and the Deployment Right shall terminate, and within thirty (30) days of such date that is forty-two months from the effective date of this ordering document (or earlier as set forth in sections C.1.c or C.3) (the “Certification Date”), you and Oracle shall follow the certification process set forth in section C.1.b below.

b.	Certification Process. On the Certification Date (or Non-Compliance Certification Date, or Accelerated Acquisition Certification Date (as defined below), if applicable), you shall furnish Oracle with a certification signed by a C-level executive of your company verifying the quantity of Processors on which the Deployment Programs are installed and running by you as of the date on which the Deployment Period is terminated, (such certified quantity, the “Certified Deployment”). On the date the Deployment Period is terminated, as applicable, your quantity of Processor licenses for the programs in section A above shall be fixed and limited as set forth in the Certified Deployment.

If upon the termination of the Deployment Period a Divested Entity (as defined below) is using the temporary license rights permitted under the terms of section C.4, then for purposes of certifying your use of the Deployment Programs under the terms of this section C.1.b you may not count the program usage of any such Divested Entity.

c.	Breach of Deployment Terms. Upon the date that you first fail to meet any of the conditions specified in section C.1.a above (the “Non-Compliance Date”), then the Deployment Period and the Deployment Right shall immediately terminate, the Certification Date shall be accelerated to 15 business days after the Non-Compliance Date (the “Non-Compliance Certification Date”), and you and Oracle shall follow the certification process set forth in section C.1.b above. As of the Non-Compliance Date, your quantity of licenses for the programs in section A above will be fixed and limited as set forth in such section C.1.b.

You shall not be entitled to any credit or refund as a result of such termination of the Deployment Period. If your non-compliance is due to failure to maintain the Total Support Stream, your program licenses after the Non-Compliance Date and all desupported licenses will be subject to Oracle’s technical support pricing and policies in effect on the Non-Compliance Date.

d.	Expiration or Termination of Deployment Period. Following the expiration or termination of the Deployment Period, your use of the programs licensed and certified pursuant to the certification process set forth in section C.1.b will continue to be in accordance with the agreement and this ordering document.

Following the expiration or termination of the Deployment Period, and regardless of the quantity of program licenses in your Certified Deployment, your annual technical support fee for the programs licensed under this ordering document shall be based on but shall in no event be less than the annual technical support fee you paid for such program licenses at the support renewal immediately prior to the expiration or termination of the Deployment Period.

If at any time after the expiration or termination of the Deployment Period your use of the programs licensed and certified pursuant to the certification process set forth in section C.1.b exceeds the Certified Deployment, then you must acquire additional licenses and technical support for such program(s) for such exceeded use in accordance with Oracle’s then current prices and policies pursuant to section D. 1 below.

If at any time after the expiration or termination of the Deployment Period your use of the programs licensed and certified pursuant to the certification process set forth in section C.1.b decreases such that such use is below the Certified Deployment, you shall not be entitled to a refund or credit of any license and/or technical support fees paid under this ordering document.

e.	Restriction on Assignment. Notwithstanding anything to the contrary in the agreement, during the Deployment Period you may not assign the licenses of the Deployment Programs acquired under this ordering document, or give or transfer an interest in them to another individual or entity.

2.	Acquisition or Merger

If during the Deployment Period you acquire by merger or acquisition, more than fifty percent (50%) of the voting stock and/or assets of another entity (each such acquired entity shall individually be referred to as a “Majority Acquired Entity”) then within thirty (30) days of the consummation of such merger or acquisition, you shall provide Oracle with a written certification, signed by an authorized C-level officer of your company, attesting to each of the below as of the acquisition/merger closure date: (i) the gross annual revenue of such Majority Acquired Entity (each such Majority Acquired Entity’s gross annual revenue as of its acquisition/merger close date being referred to as its “Increased Revenue”) and (ii) the quantities (regardless of license type or version) of any existing program licenses of the Deployment Programs possessed by such Majority Acquired Entity (the “Existing Program Licenses”)

and the amount of the existing technical support fees for such Existing Program Licenses for such Majority Acquired Entity (the “Existing Technical Support Fees.”) If the Majority Acquired Entity was a publicly traded company prior to its acquisition/merger closure date, then the certification in the preceding sentence shall be based on such Majority Acquired Entity’s gross annual revenue for the fiscal year as specified in its annual report or Form 10K filed most recently prior to its acquisition/merger closure date. If such Majority Acquired Entity was a privately held company prior to the acquisition/merger closure date, then the certification required by the first sentence above shall be based upon a certification by an authorized officer of your company that is provided to Oracle as part of the written certification set forth in the first sentence of this paragraph.

During the Deployment Period, upon Oracle’s request, you must provide a list of all of your Majority Acquired Entities and relevant information regarding each for purposes of determining your compliance with this section C.2, provided, however, that this does not relieve any of your obligations under this section C.2.

Upon certification of a Majority Acquired Entity’s Increased Revenue, the following terms and conditions shall apply:

a.	Majority Acquired Entities Included in the Deployment Right. A Majority Acquired Entity shall be included in your Deployment Right for the remainder of the Deployment Period, subject to the terms and conditions of this ordering document and the agreement, provided that, as of the date of the acquisition/merger closure date of the applicable Majority Acquired Entity, (1) you have continuously maintained the Total Support Stream, (2) the Increased Revenue for such Majority Acquired Entity plus the aggregate Increased Revenues for all Qualifying Entities (as defined below) is equal to or less than $6,700,000.00, (3) you and such Majority Acquired Entity comply with the requirements of section C.2.c below with respect to any Existing Program Licenses and Existing Technical Support Fees of such Majority Acquired Entity. Each Majority Acquired Entity that is included in the Deployment Right under the terms of this section shall be referred to individually as a Qualifying Entity” and collectively as the “Qualifying Entities.”

b.	Majority Acquired Entities not included in the Deployment Right. A Majority Acquired Entity shall not be included in the Deployment Right if any of the conditions of section C.2.a above are not satisfied with respect to such Majority Acquired Entity. Each Majority Acquired Entity that is excluded from your Deployment Right under the terms of this section shall be individually referred to as an “Excluded Entity” and collectively as the “Excluded Entities.” Excluded Entities shall have no right to access or use the Deployment Programs, and the Deployment Programs may not be accessed or used for the benefit of any such Excluded Entity. An Excluded Entity may separately acquire program licenses and technical support from Oracle for use by such Excluded Entity in accordance with Oracle’s then current prices and policies. If an Excluded Entity owns any Existing Program Licenses, then such Excluded Entity must maintain Existing Technical Support Fees in order for you to maintain your Deployment Right.

c.

Technical Support for Majority Acquired Entities. Prior to a Qualifying Entity’s inclusion in your Deployment Right, each such Qualifying Entity will be required to convert and replace all of its Existing Program Licenses, in accordance with Oracle’s then current migration and technical support policies. In addition, you acknowledge and agree that (1) prior to a Qualifying Entity’s inclusion in your Deployment Right, you must execute with Oracle an amendment to this ordering document pursuant to which the Qualifying Entity’s Existing Technical Support Fees will be added to the Total Support Stream and (2) such Existing Technical Support Fees must be maintained as part of the Total Support Stream in order for you to maintain your Deployment Right. Reinstatement fees and/or back support fees shall apply if technical support for any Existing Program Licenses has lapsed.

A Qualifying Entity whose Existing Program License are converted and replaced pursuant to this section (1) will no longer have any right to use such Existing Program Licenses, (2) will not be permitted to reinstate such Existing Program Licenses, and (3) will not be entitled to a credit or refund of license fees as a result of such Existing Program Licenses being converted and replaced.

d.	Acquisition of Minority Ownership. If you acquire an entity and become the minority owner of such entity (i.e. ownership of 50% or less of the assets and/or voting shares of an entity), then such entity shall not be included in your Deployment Right and shall not be entitled to access or use the Deployment Programs and the Deployment Programs may not be accessed or used for the benefit of such entities.

3.	Upon Your Acquisition

If you are acquired during the Deployment Period, the Deployment Period and the Deployment Right shall terminate upon the acquisition closure date, the Certification Date shall be accelerated to thirty (30) business days after the acquisition closure date (the “Accelerated Acquisition Certification Date”), and you and Oracle shall follow the certification process set forth in section C.1.b above. As of the acquisition closure date, your quantity of licenses for the programs in section A above will be fixed and limited as set forth in such section C.1.b.

Neither you nor the acquiring entity shall be entitled to any credit or refund as a result of such early termination of the Deployment Period.

4.	Divestiture

If another company is created through a divestiture or reorganization of your business (“Divested Entity”), then upon written notice to Oracle such Divested Entity may use a portion of the licenses of the Deployment Programs acquired under this ordering document during the Deployment Period for up to (6) months following the closing date of such divestiture or reorganization, except as set forth below, (the “Divestiture Period”) provided that: (a) the Divested Entity is not a competitor of Oracle, (b) the Divested Entity agrees in writing to the terms and conditions of the agreement and this ordering document, and (c) the Divestiture Period shall not extend beyond the Deployment Period (i.e., the Divestiture Period shall terminate at the end of the Deployment Period). During the Divestiture Period, the Divested Entity may use the programs only for either their business operations or your business operations. At the end of the Divestiture Period, the Divested Entity shall have no rights under this ordering document. If the Divested Entity wishes to continue its use of the Deployment Programs beyond the Divestiture Period, the Divested Entity must acquire licenses and technical support for the same (in accordance with Oracle’s then current prices and policies) pursuant to a mutually agreeable license agreement and ordering document with Oracle, which will govern its use of the programs.

D.	FUTURE PURCHASES

1.	Price Hold

a.	For a period of four (4) from the effective date of this ordering document, you may order licenses for the programs (and first year of Software License Update & Support for the programs) at the appropriate license and support fees specified on the attached Price Hold Exhibit (Exhibit A), provided (i) such programs are available in production release when ordered, and (ii) you have continuously maintained the Total Support Stream.

b.	Each order placed pursuant to this section must be at least $25,000.00 in net license fees. Your purchase on any such order of programs and/or license types that are not listed on the attached Price Hold Exhibit will also count towards this minimum purchase amount.

c.	Each order placed pursuant to this section will specify Oracle’s delivery obligation. If the order specifies delivery, the programs will be delivered via electronic download. If electronic download is not possible or otherwise agreed to the parties, tangible media will be delivered. Whenever the delivery of tangible media is required, you are charged for media and the shipping terms are FCA: Shipping Point, Pre-paid and Add.

d.	All technical support for program licenses acquired under the terms of this section shall be deemed part of the Total Support Stream.

E.	MODIFICATIONS TO THE TERMS OF THE AGREEMENT

The following modifications to the agreement apply only to this ordering document:

1.	Replace the first sentence of the third paragraph of the Technical Support section with the following:

“Software Update License & Support (or any successor technical support offering to Software Update License & Support, “SULS”) acquired with your order may be renewed annually and, if you renew SULS for the same number of licenses for the same Programs, for the first, second, and third renewal years the fee for SULS will not increase over the prior year’s fees. If you renew SULS for the same number of licenses for the same Programs for the fourth and fifth renewal year, the fee for SULS will not increase by more than 3% over the prior year’s fees. For the purposes of the initial, first renewal year, the amount of the prior year’s fees shall be equal to $1,446,173.45.”

F.	OTHER

1.	Converted and Replaced Licenses

a.	General. In connection with the Deployment Right granted under this ordering document, all licenses of any versions or releases of the Deployment Programs that were acquired by you prior to the effective date of this ordering document shall be converted and replaced as of the effective date of this ordering document (the “Converted and Replaced Licenses”). The Converted and Replaced Licenses are specified on the attached Converted and Replaced Licenses Exhibit (Exhibit B). You will no longer have any right to use the Converted and Replaced Licenses, nor will you be permitted to reinstate the Converted and Replaced Licenses. You shall not be entitled to a credit or refund of license fees for the Converted and Replaced Licenses.

b.

Omitted Restated Licenses. The parties agree that they have worked in good faith to list on the Converted and Replaced Licenses Exhibit all licenses of any versions or releases of the Deployment Programs that were acquired by you prior to the effective date of this ordering document. However, the parties acknowledge that some of such licenses may have been inadvertently omitted (“Omitted Licenses”) from the Converted and Replaced Licenses Exhibit and that technical support fees associated with the Omitted Licenses were therefore excluded from the Total Support Stream. If at any time following the effective date of this ordering document either you or Oracle discovers any Omitted Licenses, then the parties agree that: (i) you will continue to pay all technical support fees due in connection with the Omitted Licenses during the Deployment Period, and (ii) the parties will amend this ordering document to add the Omitted Licenses to the Converted and Replaced Licenses Exhibit and to include the technical support fees associated with the Omitted Licenses in the Total Support Stream. You shall not be entitled to a refund or credit of any license and/or technical support fees as the result of any adjustment specified herein.

2.	Internet Hosting

Notwithstanding the terms of the agreement, subject to and as further specified in section F.3, you shall have the right to use the Deployment Programs licensed under this ordering document for the purpose of providing internet hosting services to end users. You may allow such end users to access the Deployment Programs hosted at a site which is separate and apart from your end user, for the end user's business operations and/or to provide services to third parties using the Deployment Programs, provided that all such use shall be subject to the terms of this ordering document and the agreement. The Deployment Programs may not be installed at the end user’s site. You shall not resell or assign your program license to the end user and you shall not provide the end user with access to any Oracle E-Business Suite programs. You agree to be financially responsible to Oracle for all damages or losses resulting from the end user's breach of these terms. The personnel accessing and computers running the Deployment Programs shall be included in determining the quantity of program licenses deployed by you.

3.	Limited Use Proprietary Programs

If the Deployment Programs listed in section A are used for internet hosting purposes as specified in section F.2, they are limited use proprietary programs and may only be used with your proprietary application(s) as defined on Exhibit D, Proprietary Application Hosting Registration Form.

Technical Contact	Dave Lipscomb	Contract Administrator	Dave Lipscomb

Location	2955 Campus Drive Suite 100 San Mateo, CA 94403	Location	2955 Campus Drive Suite 100 San Mateo, CA 94403

Contact		Contact
Phone	650.627.1000	Phone	650.627.1000
Email Address	dlipscom@netsuite.com	Email Address	dlipscom@netsuite.com

This quote is valid through October 31, 2007, and shall become binding upon execution by you and acceptance by Oracle.

NetSuite, Inc.		ORACLE USA, INC.
Signature	/s/ James McGeever	Signature	/s/ Kindra L. Gaunt
Name	James McGeever	Name	Kindra L. Gaunt
Title	CFO	Title	Manager, License Contracts
Signature Date	31-Oct-07	Signature Date	October 31, 2007
Effective Date	31-Oct-07 (to be completed by Oracle)

PRICE HOLD

EXHIBIT A

Program	Quantity	License Fee	Software Update License & Support Fee
Oracle Database Enterprise Edition – Processor	1	14,000.00	3,080.00
Oracle Real Application Clusters – Processor	1	7,000.00	1,540.00
Oracle Partitioning – Processor	1	3,500.00	770.00
Oracle Diagnostic Management Pack – Processor	1	1,050.00	231.00
Oracle Tuning Management Pack – Processor	1	1,050.00	231.00.
Internet Application Server Java Edition – Processor	1	5,000.00	1,100.0
Coherence Grid Edition – Processor	1	20,000.00	4,400.00
Coherence Real Time Client – Processor	1	2,000.00	440.00
Data Mining – Processor	1	20,000.00	4,400.00

Exhibit B

CONVERTED AND REPLACED LICENSES EXHIBIT

Existing License	Existing Quantity	Existing Metric	CSI #
Oracle Database Enterprise Edition	28	Processor	14437688
Internet Application Server Java Edition	70	Processor	14437688
Oracle Database Enterprise Edition	174	Processor	14437688
Oracle Database Enterprise Edition	18	Processor	14437688
Oracle Database Enterprise Edition	60	Processor	15487628
Internet Application Server Java Edition	30	Processor	15487628
Internet Application Server Java Edition	36	Processor	13489791

Exhibit C

ESTIMATED WORLDWIDE USAGE

USA

Program	License Quantity	License Type
Oracle Database Enterprise Edition	Unlimited	Processor
Oracle Real Application Clusters	100	Processor
Oracle Partitioning	Unlimited	Processor
Oracle Diagnostic Management Pack	Unlimited	Processor
Oracle Tuning Management Pack	Unlimited	Processor
Internet Application Server Java Edition	Unlimited	Processor
Coherence Grid Edition	Unlimited	Processor
Coherence Real Time Client	Unlimited	Processor
Data Mining	20	Processor

Certificate of Electronic Delivery

This Certificate of Electronic Delivery is executed as of the effective date set forth below by NetSuite, Inc. (“you”) and relates to the electronic delivery of certain software programs provided by Oracle USA, Inc. (“Oracle”). This Certificate of Electronic Delivery shall be governed by the terms of the Oracle License and Services Agreement v040407 between you and Oracle dated 27-MAY-07 (the “agreement”).

1.	As of the date of this Certificate of Electronic Delivery, you agree that Oracle has provided you with an Internet URL through which you can download all the programs provided in the ordering document between Oracle and you dated 10/31, 2007 (the “ordering document”). You will have 60 days from the effective date of the ordering document to complete your download of the programs provided.

2.	You agree that Oracle has completed all of the delivery responsibilities required by the ordering document and the agreement and no additional shipment of the programs on tangible media (CD’s, Disks, Tapes, etc.) shall be provided or is required.

The Effective Date of this Certificate of Electronic Delivery is 10/31, 2007.

NetSuite, Inc.

By:	/s/ James McGeever

Name:	James McGeever

Title:	CFO

AMENDMENT ONE

ORACLE CONTRACT INFORMATION

This amendment amends the Oracle License and Services Agreement V040407, dated May 27, 2007, and all amendments and addenda thereto (the “agreement”) between NetSuite, Inc. (you) and Oracle USA, Inc. (“Oracle”).

The parties agree to amend the agreement as follows:

1.	Section B Applicability of Agreement

Delete the sentence under Section B Applicability of Agreement, and replace with the following:

“You may place orders under this agreement for four years, five months (4 years, 5 months) from the effective date of this agreement.”

Subject to the modifications herein, the agreement shall remain in full force and effect.

The effective date of this amendment is 10/31, 2007.

NetSuite, Inc.		ORACLE USA, INC.

Authorized Signature:	/s/ James McGeever	Authorized Signature:
Name:	James McGeever	Name:
Title:	CFO	Title:
Signature Date:	10/31/07	Signature Date:

Exhibit D

PROPRIETARY APPLICATION HOSTING REGISTRATION FORM

Name of commercially available application/service offering:

Application/service description (please provide as much detail as possible):

Application description including the fFunctions and objectives of the application/service offering (please provide as much detail as possible):

Application architecture (please provide a detailed description as to how the application will interact with the Oracle database, i.e. web based, multiplexing, client/server, etc.):

Does your application run on JAVA?

(yes or no)

Physical location of the hardware and software being hosted:

Target Markets and users:

Expected number of end user companies:

AMENDMENT ONE TO THE ORDERING DOCUMENT

ORACLE CONTRACT INFORMATION

This document (“Amendment One”) amends the ordering document dated October 31, 2007, between NetSuite, Inc. (“you”) and Oracle USA, Inc. (“Oracle”). All terms used but not otherwise defined in this Amendment One shall have the meanings given to such terms in the ordering document.

WHEREAS, subject to the terms and conditions of this Amendment One, the parties desire to amend the ordering document as follows:

•	Add to the Unlimited Deployment Programs, the program set forth on Exhibit A to this Amendment One (the “Additional Unlimited Deployment Program”).

WHEREAS, the parties also desire to amend and update certain other provisions of the ordering document, as set forth below.

NOW, THEREFORE, in consideration of the representations and agreements contained in this Amendment One and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the ordering document as follows:

1. CHANGES TO THE ORDERING DOCUMENT

The ordering document shall be amended as follows:

a. Delete the Product Description/License Type table in section A of the ordering document in its entirety and replace it with the following:

Product Description / License Type	Quantity

*Oracle Database Enterprise Edition – Processor Perpetual	Unlimited

**Oracle Real Application Clusters – Processor Perpetual	Up to 100

*Oracle Partitioning – Processor Perpetual	Unlimited

*Oracle Diagnostic Management Pack – Processor Perpetual	Unlimited

*Oracle Tuning Management Pack – Processor Perpetual	Unlimited

*Internet Application Server Java Edition – Processor Perpetual	Unlimited

*Coherence Grid Edition – Processor Perpetual	Unlimited

*Coherence Real Time Client – Processor Perpetual	Unlimited

**Data Mining – Processor Perpetual	Up to 20

NetSuite.AmdOne.Viken.Eldemir		Issued by Oracle USA, Inc. 28-SEP-09

*WebLogic Server Standard Edition - Processor Perpetual	Unlimited

b. Add to the end of the first sentence in section B.5 the following: “and (vi) the Amendment One Technical Support (as defined in Amendment One to this ordering document).”

2. FEES, INVOICING AND PAYMENT OBLIGATIONS UNDER THIS AMENDMENT ONE

In consideration of the rights granted under this Amendment One, you agree to pay Oracle the license and first year technical support fees set forth in the table below.

Net Fees
License Fees	210,000.00
Technical Support Attributable to the Programs Acquired under this Amendment One	46,200.00
Total Net Fees	$256,200.00

All fees on this Amendment One are in U.S. Dollars. All program licenses and the period of performance for all services acquired under this Amendment One are effective upon shipment of tangible media or upon the effective date of this Amendment One if shipment of tangible media is not required (such effective date being referred to as the “commencement date”).

All fees under this Amendment One are non-cancelable and the sums paid nonrefundable, except as provided in the agreement. License and services fees are invoiced as of the commencement date. Services fees are invoiced in advance of the service performance; specifically, technical support fees are invoiced annually in advance. In addition to the fees listed in this section, Oracle will invoice you for any applicable shipping charges or applicable taxes.

In entering into payment obligations under this Amendment One, you agree and acknowledge that you have not relied on the future availability of any program or updates. However, (a) if you order technical support for programs licensed under this Amendment One, the preceding sentence does not relieve Oracle of its obligation to provide such technical support under this Amendment One if-and-when available, in accordance with Oracle’s then current technical support policies, and (b) the preceding sentence does not change the rights granted to you for any program licensed under this Amendment One, per the terms of this Amendment One, the ordering document, and the agreement. The program licenses provided in this Amendment One are offered separately from any other proposal for consulting services you may receive or have received from Oracle and do not require you to purchase Oracle consulting services.

Provided that you comply with the delivery terms in the Delivery section below, Oracle shall not invoice you for sales tax pursuant to California law based on the net license fees in section 2 of this Amendment One above for the programs delivered by electronic download; however, you agree to indemnify and hold Oracle harmless from and against any claims, losses, damages, costs, and expenses arising from imposition of sales tax based on the net license fees for the programs licenses listed in section 2 above and Exhibit A of this Amendment One. Oracle shall invoice you and you are required to pay any applicable taxes related to the net support fees (specifically Software Update License & Support fees) for the ordered technical support services listed in section 2 of this Amendment One.

3. DELIVERY

Oracle has made available to you for electronic download at the electronic delivery web site located at the following Internet URL: http://edelivery.oracle.com/exempt the programs listed in Exhibit A of this Amendment One. Through the Internet URL, you can access and electronically download to your California location the current production release as of the effective date below of the software and related program documentation for each program listed in Exhibit A of this Amendment One. You shall have 60 days from the effective date of this Amendment One to complete the download of the software and program documentation. Please be advised that not all programs are available on all hardware/operating system combinations. For current program availability please check the electronic delivery website. You agree to execute and return the attached Certificate of Electronic Delivery simultaneously with the execution and return of this Amendment One. Should you require a replacement copy of the software or program documentation, such replacement copy shall also be delivered electronically. You shall not be entitled to any

NetSuite.AmdOne.Viken.Eldemir		Issued by Oracle USA, Inc. 28-SEP-09

replacement copy in the form of tangible media for the software or the program documentation, other than updates provided by Oracle under technical support service if ordered. You acknowledge and agree that (a) you have not receive any tangible media for the programs listed in Exhibit A of this Amendment One as of the effective date and (b) any rights to receive media granted under the agreement shall not be applicable to or provided for the programs listed in Exhibit A of this Amendment One. Further, you acknowledge that the electronic download delivery method shall be applicable to Oracle’s delivery obligations for the initial copy of the programs listed in Exhibit A of this Amendment One and shall not be applicable to any delivery of updates and/or technical support services ordered under this Amendment One.

You acknowledge that you have previously been delivered the programs included in the Unlimited Deployment Programs that are not Additional Unlimited Deployment Programs and the programs included in the Quantity Based Programs. You further acknowledge that Oracle is under no further delivery obligation under this Amendment One, electronic download or otherwise and that you shall be responsible for installation of the software.

4. AMENDMENT TECHNICAL SUPPORT

The total annual technical support due under this Amendment One (the “Amendment Technical Support”) includes: (i) annual technical support attributable to the programs acquired under this Amendment One including, without limitation, the Additional Unlimited Deployment Program and (ii) the annual technical support attributable to the Additional Converted and Replaced Licenses. Notwithstanding anything to the contrary, you acknowledge and agree that pursuant to the terms of this Amendment One, the Amendment Technical Support is hereby being added to the definition of “Total Support Stream”. For purposes of Oracle’s Technical Support Policies, the technical support acquired under both this Amendment One and the ordering document shall be considered to have been purchased under a single order. Nothing in this Amendment One shall be deemed to relieve you of your obligation under the ordering document to pay Oracle for the other components included in the Total Support Stream as described in Section B.5 (Total Support Stream) of the ordering document (including, without limitation, the annual technical support for the Unlimited Deployment Programs specified in Section A of the ordering document) in addition to the technical support fees included in the Amendment Technical Support, in order to maintain your Unlimited Deployment Right and receive technical support for the program licenses acquired under the ordering document and this Amendment One.

Notwithstanding anything to the contrary in this section, the technical support fees owed by you for the program licenses acquired under the ordering document and this Amendment One may increase as a result of any mergers or acquisitions of Majority Acquired Entities in accordance with section C.2 of the ordering document, and/or the purchase of program licenses under section D.1 of the ordering document and/or inclusion of Omitted Licenses in accordance with section F.1.b of the ordering document.

5. ADDITIONAL CONVERTED AND REPLACED LICENSES

You acknowledge that in connection with the rights granted pursuant to the terms and conditions of this Amendment One and the Ordering Document, all licenses of any version or release of the Additional Unlimited Deployment Program Licenses licensed by you prior to the effective date of this Amendment One, must be converted and replaced as of the effective date of this Amendment One. You represent that, as of the effective date of this Amendment One, you have no licenses, of any version or release, of the Additional Unlimited Deployment Program Licenses, and that if at any time following the effective date of this Amendment One, either you or Oracle discover any such licenses, they will be treated as Omitted Licenses under the terms of section F.1.b. of the ordering document.

Other than the addition of the changes above, the terms and conditions of the ordering document shall remain unchanged and in full force and effect.

The effective date of this Amendment One is 30-NOV, 2009. (to be completed by Oracle)

NetSuite.AmdOne.Viken.Eldemir		Issued by Oracle USA, Inc. 28-SEP-09

NETSUITE, INC.		ORACLE USA, INC.

Authorized Signature:	/s/ Douglas Brown	Authorized Signature:	/s/ Ashley Kohler

Name:	Douglas Brown	Name:	Ashley Kohler

Title:	VP Engineering Operations	Title:	Contracts Manager

Signature Date:	30 Nov 2009	Signature Date:	30-NOV-2009

NetSuite.AmdOne.Viken.Eldemir		Issued by Oracle USA, Inc. 28-SEP-09

EXHIBIT A

ADDITIONAL UNLIMITED DEPLOYMENT PROGRAM

Product Description / License Type	Quantity

WebLogic Server Standard Edition – Processor Perpetual	Unlimited

NetSuite.AmdOne.Viken.Eldemir		Issued by Oracle USA, Inc. 28-SEP-09

CERTIFICATE OF ELECTRONIC DELIVERY

This Certificate of Electronic Delivery is executed as of the effective date set forth below by NetSuite, Inc. (“you”) and relates to the electronic delivery of certain software programs provided by Oracle USA, Inc. (“Oracle”). This Certificate of Electronic Delivery shall be governed by the terms of the Oracle License and Service Agreement between you and Oracle dated October 31, 2007, (the “agreement”).

1.	As of the date of this Certificate of Electronic Delivery, you agree that Oracle has provided you with an Internet URL through which you can download to your California location all the programs provided in the Amendment One to the Ordering Document between Oracle and you dated , 2009, (the “Amendment One”). You will have 60 days from the effective date of the Amendment One to complete your download of the programs provided.

2.	You agree that Oracle has completed all of the delivery responsibilities required by the Amendment One, the ordering document and the agreement and no additional shipment of the programs on tangible media (CD’s, Disks, Tapes, etc.) shall be provided or is required.

The Effective Date of this Certificate of Electronic Delivery is                     , 2009.

NETSUITE, INC.

By:	/s/ Douglas Brown

Name:	Douglas Brown

Title:	VP Engineering Operations

NetSuite.AmdOne.Viken.Eldemir		Issued by Oracle USA, Inc. 28-SEP-09

AMENDMENT TWO TO THE ORDERING DOCUMENT

ORACLE CONTRACT INFORMATION

This document (this “Amendment”) amends the ordering document dated October 31, 2007 (the “ordering document”) between NetSuite, Inc. (“you”) and Oracle America, Inc., which is (a successor in interest to Oracle USA, Inc. and has assumed all rights and obligations of Oracle USA, Inc under the ordering document. All references to “Oracle” in the ordering document specified above, as amended, shall mean Oracle America, Inc. (hereinafter “Oracle”). All terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the ordering document.

WHEREAS, subject to the terms and conditions of this Amendment, the parties desire to amend the ordering document as follows:

•	extend the Unlimited Deployment Period to end on May 31, 2014 (or such earlier period as set forth in sections C.1.c or C.3 of the ordering document), and

•	add to the Deployment Programs, the programs set forth on Exhibit A to this Amendment (the “Additional Deployment Programs”)

WHEREAS, the parties also desire to amend and update certain other provisions of the ordering document, as set forth below;

NOW THEREFORE, in consideration of the representations and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the ordering document as follows:

1.	CHANGES TO THE ORDERING DOCUMENT

The ordering document shall be amended as follows:

a.	Amend and restate the license grant set forth in section A of the ordering document, effective as of the effective date of this Amendment, by deleting the second, third, fourth, and fifth paragraphs and License Summary table in section A and replacing them with the following:

“The programs designated below with one (1) asterisk (“*”) are for use on an unlimited number of Processors during the Unlimited Deployment Period (as defined in section C.1.a below), subject to the fixing requirements and all other terms and conditions of this ordering document (each such program being referred to as an “Unlimited Deployment Program” and collectively as the “Unlimited Deployment Programs”).

The programs designated below with two (2) asterisks (**) are for use on up to the quantity of Processors indicated in the table below during the Deployment Period (as defined in section C.1.a below), subject to the fixing requirements and all other terms and conditions of this ordering document (each such program being referred to as a “Capped Deployment Program” and collectively as the “Capped Deployment Programs”).

Issued by Oracle America, Inc. 12-MAY-2010

The Unlimited Deployment Programs and the Capped Deployment Programs are collectively referred to herein as the “Deployment Programs”.

Notwithstanding the terms of Amendment Two to this ordering document, the programs designated with three (3) asterisks (***) remain licensed for the Deployment Period set forth in the ordering document as amended by Amendment One to the Ordering Document dated November 30, 2009 (the “Original Deployment Period”) and such Original Deployment Period shall not be extended in Amendment Two with regard to such programs. All other terms of this Amendment Two shall apply to the programs designated with three (3) asterisks (***). You shall be required to comply with requirements in section C.1.b with regard to such programs as of the original Certification Date set forth in C.1.b of this ordering document, as left unchanged and unaffected by the terms of Amendment Two (such original Certification Date being April 30, 2011).

All fees on this ordering document are in US Dollars.

Product Description / License Type	Quantity
*Oracle Database Enterprise Edition – Processor Perpetual	Unlimited
*Coherence Grid Edition – Processor Perpetual	Unlimited
*WebLogic Suite – Processor Perpetual	Unlimited
**Oracle GoldenGate – Processor Perpetual	Up to 100
** Database Vault – Processor Perpetual	Up to 22
**Oracle Advanced Compression – Processor Perpetual	Up to 22
***Oracle Partitioning – Processor Perpetual	Unlimited
***Oracle Diagnostics Management Pack – Processor Perpetual	Unlimited
***Oracle Tuning Management Pack – Processor Perpetual	Unlimited
***Coherence Real Time Client – Processor Perpetual	Unlimited
***Real Application Clusters – Processor Perpetual	Up to 100
***Data Mining – Processor Perpetual	Up to 20”

You acknowledge and agree that the programs listed in the table above represent all the programs that you are licensed for under the ordering document, as amended by this Amendment.

b.	Sections B.1 (Commencement Date) and subsections b and c of section B.3 (Fees, Invoicing, and Payment Obligation) of the ordering document shall not apply to this Amendment.

c.	Delete section B.5 (Total Support Stream) of the ordering document in its entirety and replace it with the following:

“Total Support Stream

For purposes of this ordering document, the “Total Support Stream” shall mean: (i) the technical support for the Converted and Replaced Licenses as defined in section 5 (Converted and Replaced Licenses) of Amendment Two to this ordering document; (ii) the net technical support fees specified in section 2 (Fees, Invoicing and Payment Obligations) of Amendment Two to this ordering document; (iii) the technical support for all Oracle programs licensed by your merged or acquired entities, as described in section C.2 below; and (iv) the technical support for any program licenses purchased under section D.1 (Price Hold) of this ordering document and section 1.g of Amendment Two to the ordering document.

d.	For purposes only of the Deployment Programs listed in section A (as amended by Amendment Two) that are designated with one (1) asterisk (*) or two (2) asterisks (**) , Section C.1.a shall be amended as follows:

•

In the first sentence of the first paragraph of Section C.1.a (General) of the ordering document, delete “specified in section A, for forty-two (42) months from the effective date of this ordering document” and replace it with “specified in section A and Amendment Two to this ordering document, from the effective date of this ordering document until May 31, 2014”.

Issued by Oracle America, Inc. 12-MAY-2010

•

In the first sentence of the second paragraph of Section C.1.a (General) of the ordering document, delete “on the date that is forty-two (42) months from the effective date of this ordering document” and replace with “On May 31, 2014”.

•

In the third line of the first sentence of the second paragraph of Section C.1.a (General) of the ordering document, delete “such date that is forty-two months from the effective date of this ordering document” and replace with “May 31, 2014”.

e.	In section C.2.a delete “$6,700,000.00” and replace with “$16,600,000.00”.

f.	Delete Section B.6 (Customer Definition) and replace with the following:

“6. Customer Definition

Notwithstanding anything to the contrary in the agreement, for purposes of this ordering document only, “you” and “your” shall mean (a) NetSuite, Inc., (b) NetSuite, Inc.’s majority owned subsidiaries specified on the attached Subsidiary Exhibit (Exhibit C) as of the effective date of this ordering document (each such entity shall be termed an “Existing Majority Entity” and collectively as the “Existing Majority Entities”), and (c) the Qualifying Entities (as defined in section C.2 below) that have been added to the Subsidiary Exhibit (Exhibit D) after the effective date of this ordering document in accordance with the terms of section C.2. below. NetSuite, Inc. warrants that it has the authority to bind the Existing Majority Entities and Qualifying Entities, if applicable, to the terms of this ordering document and the agreement and further warrants that NetSuite, Inc. shall be responsible for a breach of such terms by any Existing Majority Entity and/or Qualifying Entity. Except as provided for in section C.4 (Divestiture) below, other than NetSuite, Inc. and the Existing Majority Entities and the Qualifying Entities, none of your affiliates, majority or minority owned subsidiaries, parent companies, or any entities created through a divestiture or reorganization of your company may access or use any of the program licenses acquired under this ordering document (including, without limitation, the licenses of the Deployment Programs) and such programs may not be used for the benefit of (e.g., to track or process the data of or for) such entities. Notwithstanding the foregoing, if at any time during the Deployment Period (as defined in section A of the ordering document) an Existing Majority Entity or Qualifying Entity ceases to satisfy all the requirements of an Existing Majority Entity or Qualifying Entity, as applicable, under this ordering document (including, without limitation, remaining a majority owned subsidiary of NetSuite, Inc, then such entity shall no longer be included in the definition of “you” under this ordering document, and must immediately cease accessing, using and/or otherwise benefiting from the program licenses acquired under this ordering document including, without limitation, the licenses of the Deployment Programs.”

The Subsidiary Exhibit attached to this Amendment as Exhibit C shall be added as a new Exhibit D (Subsidiary Exhibit) to the ordering document.

g.	Delete the first three paragraphs of section C.2. (Acquisition and Merger), remove section C.2.a in its entirety and replace it with the following:

“If, during the Unlimited Deployment Period, you acquire by merger or acquisition, more than fifty percent (50%) of the voting stock and/or assets of another entity (each such acquired entity shall individually be referred to as a “Majority Acquired Entity”), then, within sixty (60) days of the consummation of such merger or acquisition, you shall provide Oracle with a written certification, signed by an authorized C-level executive of your company, attesting to each of the below as of the acquisition/merger closure date: (i) the number of employees in such Majority Acquired Entity as of the acquisition/merger closure date (such number of employees

Issued by Oracle America, Inc. 12-MAY-2010

being referred to as the “Added Employee Count”), and (ii) the quantities (regardless of license type or version) of any existing program licenses of the Unlimited Deployment Programs possessed by such Majority Acquired Entity (the “Existing Program Licenses”) and the amount of the existing technical support fees for such Existing Program Licenses (the “Existing Technical Support Fees”). For purposes of this section, “Employee(s)” shall be defined as all of the Majority Acquired Entity’s full-time, part-time, and temporary employees, and all of your Majority Acquired Entity’s, contractors and consultants, in addition, if the Majority Acquired Entity outsources any business function(s), to another company, all of the full-time, part-time, temporary employees and agents, contractors and consultants that are providing the outsourcing services for the Majority Acquired Entity must be counted for the purposes of calculating the Added Employee Count of the Majority Acquired Entity.

During the Unlimited Deployment Period, upon Oracle’s request, you must provide Oracle with a list of all of your Majority Acquired Entities as of the date of such request and relevant information regarding each such entity, for purposes of determining your compliance with this section C.2, provided, however, that this does not relieve you of any of your other obligations under this section C.2.

Upon Oracle’s receipt of the above certification with respect to a Majority Acquired Entity, the following terms and conditions shall apply:

a. Majority Acquired Entities included in the Unlimited Deployment Right. A Majority Acquired Entity shall be included in your Unlimited Deployment Right for the remainder of the Unlimited Deployment Period, subject to the terms and conditions of this ordering document and the agreement, provided that, as of the date of the acquisition/ merger closure date of the applicable Majority Acquired Entity (1) you have continuously maintained the Total Support Stream, (2) the Added Employee Count for such Majority Acquired Entity is equal to or less than 250 employees, and (3) the Added Employee Count for such Majority Acquired Entity plus the aggregate Added Employee Accounts for all Qualifying Entities (as defined below) is equal to or less than 250, (4) you and such Majority Acquired Entity comply with the requirements of section C.2.c below with respect to any Existing Program Licenses and Existing Technical Support Fees of such Majority Acquired Entity, and (5) you and Oracle execute an amendment to this ordering document that adds such Majority Acquired Entity to the Subsidiary Exhibit (Exhibit A). Each Majority Acquired Entity that is included in the Unlimited Deployment Right under the terms of this section shall be individually referred to as a “Qualifying Entity” and collectively as the “Qualifying Entities”.”

h.	In section D.1.a of the ordering document delete “For a period of four (4) years from the effective date of this ordering document” and replace with the “From the effective date of this ordering document until May 31, 2014,”

In Exhibit A (Price Hold) of the ordering document, delete the price hold table and replace with the following table:

Product Description	Metric	Quantity	License Fee	First Year Software Update License & Support Fee
Oracle Database Enterprise Edition	Processor	1	16,625.00	3,657.50
Database Vault	Processor	1	8,050.00	1,771.00
Oracle Advanced Compression	Processor	1	4,025.00	885.50
Oracle GoldenGate	Processor	1	6,125.00	1,347.50
Coherence Grid Edition	Processor	1	8,750.00	1,925.00
WebLogic Suite	Processor	1	15,750.00	3,465.00

Issued by Oracle America, Inc. 12-MAY-2010

2.	FEES, INVOICING AND PAYMENT OBLIGATIONS

You agree to pay Oracle the license and services fees set forth in the table below for the program licenses and twelve (12) months of technical support services acquired under this Amendment.

Net Fee
Net Fees	6,427,751.27*

*	Note: Included in the Net Fees above are support fees for the initial 12 months of support totaling $1,227,751.00.

All fees under this Amendment are non-cancelable and the sums paid nonrefundable, except as provided in the agreement. All fees on this Amendment are in US Dollars.

All program licenses and the period of performance for all services acquired under this Amendment are effective upon shipment of tangible media or upon the effective date of this Amendment if shipment of tangible media is not required (such effective date being referred to as the “commencement date”).

License and services fees are invoiced as of the commencement date. Service fees are invoiced in advance of the service performance; specifically, technical support fees are invoiced annually in advance.

The technical support fees due under this Amendment shall be reduced by the amount of unused technical support associated with the Converted and Replaced Licenses (as defined in section 6 below), provided the invoices for such technical support have been paid in full. The amount of unused technical support as of May 31, 2010 is $265,084.18 and represents an estimate of the technical support fee credit. The actual support fee reduction will be processed as of the effective date of this Amendment. The Net Fees in Section 2 above have been reduced by the amount of this estimated credit.

In entering into payment obligations under this Amendment, you agree and acknowledge that you have not relied on the future availability of any program or updates. However, (a) if you order technical support for programs licensed under this Amendment, the preceding sentence does not relieve Oracle of its obligation to provide such technical support under this Amendment if-and-when available, in accordance with Oracle’s then current technical support policies, and (b) the preceding sentence does not change the rights granted to you for any program licensed under this Amendment, per the terms of this Amendment, the ordering document, and the agreement. The program licenses provided in this Amendment are offered separately from any other proposal for consulting services you may receive or have received from Oracle and do not require you to purchase Oracle consulting services.

Provided that you comply with the delivery terms in section 3 of this Amendment, Oracle shall not invoice you for sales tax pursuant to California tax law based on the net license fees and net technical support fees for the programs listed in Exhibit A and all updates to these programs delivered by electronic download; however, you agree to indemnify and hold Oracle harmless from and against any claims, losses, damages, costs, and expenses arising from imposition of sales tax based on the net license fees and net technical support fees listed in section 2 and any updates to these programs delivered by electronic download.

3.	DELIVERY

Oracle has made available to you for electronic download at the electronic delivery web site located at the following Internet URL: http://edelivery.oracle.com/exempt the programs listed in Exhibit A to this Amendment. Through the Internet URL, you can access and electronically download to your California location the current production release as of the effective date below of the software and related program documentation for each program listed Exhibit A to this Amendment. You shall have 60 days from the effective date of this Amendment to complete the download of the software and program documentation. Please be advised that not all programs are available on all hardware/operating

Issued by Oracle America, Inc. 12-MAY-2010

system combinations. For current program availability, please check the electronic delivery web site specified above. You acknowledge that Oracle is under no further delivery obligation under this Amendment, electronic download or otherwise. You agree to execute and return the attached Certificate of Electronic Delivery simultaneously with the execution and return of this Amendment.

Provided that you have continuously maintained technical support for the programs and in the licensed quantities listed in Exhibit A to this Amendment, Oracle will make available to you for electronic download the updates provided under technical support to the programs listed in Exhibit A to this Amendment.

Should you require a replacement copy of the software or program documentation, such replacement copy shall also be delivered electronically. You shall not be entitled to any replacement copy in the form of tangible media for the software or the program documentation.

You acknowledge and agree that (a) you have not received any tangible media for the programs listed in Exhibit A to this Amendment as of the effective date, (b) any rights to receive tangible media granted under the agreement shall not be applicable to or provided for the programs listed in Exhibit A to this Amendment or any updates for these programs and (c) you are solely responsible for ensuring that tangible media is not ordered by you from Oracle for the programs listed in Exhibit A to this Amendment or any updates to these programs.

You acknowledge and agree that you have requested to receive all updates provided by Oracle under Oracle’s Technical Support Services via electronic delivery and you are solely responsible for ensuring that you do not order tangible media from Oracle for the programs which you receive via electronic delivery. In the event that you order updates for delivery via tangible media shipment (i.e., shipment of CD Pack(s)), sales taxes and interest may be due and you agree to reimburse Oracle for any applicable sales taxes and interest (interest rate used will be the applicable state’s rate on sales tax underpayments) related to acquisition of such updates as specified in the agreement.

4.	TECHNICAL SUPPORT

The total annual technical support fees due under the ordering document, as amended by this Amendment, and specified in the table in section 2 above, include (a) the existing annual technical support fees for the Converted and Replaced Licenses (as defined in section 5 below and (b) incremental technical support fees for the program licenses specified in section A of the ordering document, as amended by this Amendment.

Software Update License & Support (or any successor technical support offering to Software Update License & Support, “SULS”) acquired under section 2 of this Amendment for the programs licensed under section A of the ordering document, as amended by this Amendment, may be renewed annually, and if you renew such technical support, then for the first renewal year, the annual renewal amount for technical support will be $2,372,835.42, for the second and third renewal years (i.e., the renewal years commencing in 2012 and 2013), the fees for such technical support will not increase over the prior year’s fees and for the fourth renewal year (i.e., the renewal year commencing in 2014) the fees for SULS will not increase by more than 3% over the prior year’s fees. The technical support caps set forth in the preceding sentence are granted, provided that, (1) with respect to each technical support renewal year that occurs during the Deployment Period, you renew the Total Support Stream (as amended by this Amendment), and (2) with respect to each technical support renewal year that occurs after the end of the Deployment Period, you renew the total technical support due under the ordering document (as amended by this Amendment) for the same number of licenses for the same programs as the previous year. The parties agree that the technical support caps set forth in this paragraph replace the technical support caps set forth in section E.1 of the ordering document, which shall be deemed deleted and of no further force or effect.

Nothing in this Amendment shall be deemed to relieve you of your obligation to maintain all of the components of the Total Support Stream (as amended by this Amendment) in order to receive your Deployment Right and technical support for the program licenses acquired under the ordering document (as amended by this Amendment). Notwithstanding anything to the contrary in this section, you acknowledge that the Total Support Stream and the technical support fees owed by you for the program licenses acquired under the ordering document (as amended by this Amendment) may also increase as a result of any mergers or acquisitions of Majority Acquired Entities in accordance with section C.2 of the ordering document, and/or the purchase of program licenses under section D.1 of the ordering document (as amended in section 1.g above), and/or inclusion of any Omitted Licenses (as defined in section 5 below).

Issued by Oracle America, Inc. 12-MAY-2010

5.	CONVERTED AND REPLACED LICENSES

a. General. The parties agree that the terms of this section shall be deemed to replace the terms of section F.1 of the ordering document. In connection with the rights granted under this Amendment, all licenses of any versions or releases of the Deployment Programs (including, the Additional Deployment Programs) that were acquired by you, the Existing Majority Entities and the Qualifying Entities prior to the effective date of this Amendment (including, without limitation, all of the programs licensed under section A of the ordering document prior to the effective date of this Amendment) shall be converted and replaced as of the effective date of this Amendment (the “Converted and Replaced Licenses”). The Converted and Replaced Licenses shall also include all of the program licenses originally listed on the Converted and Replaced Licenses Exhibit attached to the ordering document. The Converted and Replaced Licenses are specified on the Converted and Replaced Licenses Exhibit (Exhibit B) attached to this Amendment which the parties agree replaces the Converted and Replaced Licenses Exhibit attached to the ordering document. All references to Converted and Replaced Licenses in the ordering document shall be deemed to refer to the Converted and Replaced Licenses as defined in this paragraph. You will no longer have any right to use the Converted and Replaced Licenses, nor will you be permitted to reinstate the Converted and Replaced Licenses. You shall not be entitled to a credit or refund of license fees for the Converted and Replaced Licenses.

b. Omitted Licenses. The parties agree that they have worked in good faith to list on the Converted and Replaced Licenses Exhibit attached to this Amendment all licenses of any versions or releases of the Deployment Programs (including, the Additional Deployment Programs) that were acquired by you prior to the effective date of this Amendment including, without limitation, all of the program licenses acquired under section A of the ordering document prior to the effective date of this Amendment and all of the program licenses originally listed on the Converted and Replaced Licenses Exhibit attached to the ordering document. However, the parties acknowledge that some of such licenses may have been inadvertently omitted (“Omitted Licenses”) from the Converted and Replaced Licenses Exhibit and that technical support fees associated with the Omitted Licenses were therefore excluded from the Total Support Stream. If at any time following the effective date of this Amendment either you or Oracle discovers any Omitted Licenses, then the parties agree that: (i) you will continue to pay all technical support fees due in connection with the Omitted Licenses during the Deployment Period, and (ii) the parties will amend the ordering document to add the Omitted Licenses to the Converted and Replaced Licenses Exhibit and to include the technical support fees associated with the Omitted Licenses in the Total Support Stream. You shall not be entitled to a refund or credit of any license and/or technical support fees as the result of any adjustment specified herein.

6.	ORDER OF PRECEDENCE

The parties agree that the terms of this Amendment will prevail in the event of any inconsistencies with any terms of the ordering document.

Other than the addition of the changes above, the terms and conditions of the ordering document remain unchanged and in full force and effect.

7.	TERRITORY

The program listed in Exhibit A of this Amendment Two are for use worldwide, subject to US export laws.

To enable Oracle to provide support services and accurately report revenue for tax purposes, it is estimated that the program licenses initially acquired hereunder shall be installed and/or accessed in each applicable country as listed below. Your use of the programs is not limited to these estimates.

Issued by Oracle America, Inc. 12-MAY-2010

Programs – Country

All programs listed in Exhibit A of this Amendment Two —100% usage in U.S

ORACLE AMERICA, INC.			NETSUITE, INC.

Signature:	/s/ Kelly Herron		Signature:	/s/ James McGeever

Name:	Kelly Herron		Name:	James McGeever

Title:	Manager		Title:	CFO

Signature Date:	May 29, 2010		Signature Date:	5/28/10

Effective Date:	May 31	, 2010

Issued by Oracle America, Inc. 12-MAY-2010

EXHIBIT A

ADDITIONAL DEPLOYMENT PROGRAMS

Product Description / License Type	Quantity
*WebLogic Suite – Processor Perpetual	Unlimited
**Oracle GoldenGate – Processor Perpetual	Up to 100
** Database Vault – Processor Perpetual	Up to 22
** Oracle Advanced Compression – Processor Perpetual	Up to 22

Issued by Oracle America, Inc. 12-MAY-2010

EXHIBIT B

CONVERTED AND REPLACED LICENSES

Existing License	Existing Quantity	Existing License Type	CSI #
WebLogic Server Standard Edition – Processor Perpetual	1	Processor	16569272
WebLogic Server Standard Edition – Processor Perpetual	1	Processor	16569272
Real Application Clusters – Processor Perpetual	100	Processor	15654859
Partitioning – Processor Perpetual	116	Processor	15654859
Data Mining – Processor Perpetual	20	Processor	15654859
Tuning Management Pack – Nonstandard User	640	Non standard User	15654859
Diagnostic Management Pack – Nonstandard User	640	Non standard User	15654859
Internet Application Server Java Edition – Processor Perpetual	182	Processor	15654859
Coherence Real Time Client – Processor Perpetual	124	Processor	15654859
Oracle Database Enterprise Edition – Processor Perpetual	360	Processor	15654859
Coherence Grid Edition – Processor Perpetual	124	Processor	15654859

Issued by Oracle America, Inc. 12-MAY-2010

Exhibit C

Subsidiary Exhibit

OpenAir, Inc.

QuickArrow, Inc

NetSuite Australia PTY LTD.

NetSuite Canada Inc.

NetSuite Hong Kong Limited

NetSuite K.K.

NetSuite (Philippines) Inc.

NetSuite Software (Asia Pacific) Pte. Ltd.

NetSuite UK Limited

Issued by Oracle America, Inc. 12-MAY-2010

CERTIFICATE OF ELECTRONIC DELIVERY

This Certificate of Electronic Delivery is executed as of the effective date set forth below by NetSuite, Inc. (“you”) and relates to the electronic delivery of certain software programs provided by Oracle America, Inc. (“Oracle”). This Certificate of Electronic Delivery shall be governed by the terms of the Oracle License and Service Agreement between you and Oracle dated May 7, 2007, (the “agreement”).

1.	As of the date of this Certificate of Electronic Delivery, you agree that Oracle has provided you with an Internet URL through which you can download all the programs provided in Exhibit A to the Amendment Two between Oracle and you dated , 2010, (the “Amendment Two”). You will have 60 days from the effective date of the Amendment to complete your download of the programs provided.

2.	You agree that Oracle has completed all of the delivery responsibilities required by the Amendment Two and the agreement and no additional shipment of the programs on tangible media (CD’s, Disks, Tapes, etc.) shall be provided or is required.

The Effective Date of this Certificate of Electronic Delivery is 5/28/10.

NetSuite, Inc.

By:	/s/ James McGeever

Name:	James McGeever

Title:	CFO

Issued by Oracle America, Inc. 12-MAY-2010

Page 1 of 1	Payment Schedule No. 37456

Customer:	Netsuite Inc.	Executed by Customer (authorized signature):

		By:	/s/ James McGeever

Address:	2955 Campus Dr., Suite 350	Name:	James McGeever

	San Mateo, CA 94403	Title:	CFO

Contact:		Executed by Oracle Credit Corporation:

Phone:		By:	/s/ Anil Vora

Order:	Amendment Two to OD dated 31 Oct 2007 dated 12 May 2010	Name:	Anil Vora

Agreement:	*See Asterisk dated	Title:	Vice President

PPA No.:	4256 dated 28 Apr 05

Payment Schedule Effective Date: 29 May 2010

System:			Payment Schedule:
			Payment Amount:	Due Date:
Software:	$6,427,751.27	*	1 @ $361,543	01-Sep-10
Support:	$7,118,506.35	2nd, 3rd, & 4th year	1 @ $1,470,000	01-Dec-10
Education:			12 @ $1,001,200	Quarterly beginning 01-Jun-11
Consulting:				through 01-Mar-14
Other:
System Price:	$13,546,257.62		* Includes License and 1st Year Technical Support

Transaction Specific Terms:

For this Contract, the rate used in PPA Section 3, Paragraph 2, Subsection (i) shall be the lesser of the rate in the Contract or 3%. Future increases in support fees, if any, are not included in the System Price or Payment Amounts. Such increases shall be due separately to the applicable Supplier from Customer. *U.S.-Term-OCSAV040407-Netsuite Inc. -11365829-27-May-07

Optional (if this box is checked):

☐ The Customer has ordered the System from an alliance member/agent of Oracle Corporation or one of its affiliates, whose name and address are specified below. Customer shall provide OCC with a copy of such Order. The System shall be directly licensed or provided by the Supplier specified in the applicable Order and Agreement, each of which shall be considered a separate contract. Customer has entered into the Order and Agreement based upon its own judgment, and expressly disclaims any reliance upon statements made by OCC about the System, if any. Customer’s rights with respect to the System are as set forth in the applicable Order and Agreement and Customer shall have no right to make any claims under such Order and Agreement against OCC or its Assignee. Neither Supplier nor any alliance member/agent is authorized to waive or alter any term or condition of this Contract. If within ten days of the Payment Schedule Effective Date, OCC is provided with Customer invoices for the System specifying applicable Taxes, then OCC may add the applicable Taxes in accordance with this Contract.

Alliance Member/Agent:
Address:
Contact: Phone:	Phone:

This Payment Schedule is entered into by Customer and Oracle Credit Corporation (“OCC”) for the acquisition of the System from Oracle Corporation, an affiliate of Oracle Corporation, an alliance member/agent of Oracle Corporation or any other party providing any portion of the System (“Supplier”). This Payment Schedule incorporates by reference the terms and conditions of the above-referenced Payment Plan Agreement (“PPA”) to create a separate Contract (“Contract”).

A.    PAYMENTS: This Contract shall replace Customer’s payment obligation under the Order and Agreement to Supplier, to the extent of the System Price listed above, upon Customer’s delivery of a fully executed Order, Agreement, PPA, Payment Schedule, and any other documentation required by OCC, and execution of the Contract by OCC. Customer agrees that OCC may add the applicable Taxes due on the System Price to each Payment Amount based on the applicable tax rate invoiced by Supplier at shipment. OCC may adjust subsequent Payment Amounts to reflect any change or correction in Taxes due. If the System Price includes support fees for a support period that begins after the first support period, such future support fees and the then relevant Taxes will be paid to

Supplier as invoiced in the applicable support period from the Payment Amounts received in that period. The balance of each Payment Amount, unless otherwise stated, includes a proportional amount of the remaining components of the System Price excluding such future support fees, if any.

B.    SYSTEM: Software shall be accepted, and the services shall be deemed ordered pursuant to the terms of the Agreement. Customer agrees that any software acquired from Supplier to replace any part of the System shall be subject to the terms of the Contract. Any claims related to the performance of any component of the System shall be made pursuant to the Order and Agreement. Neither OCC nor Assignee shall be responsible to Customer for any claim or liability pertaining to any performance, actions, warranties or statements of Supplier.

C.    ADMINISTRATIVE: Customer agrees that OCC or its Assignee may treat executed faxes or photocopies delivered to OCC as original documents; however, Customer agrees to deliver original signed documents if requested. Customer agrees that OCC may insert the appropriate administrative information to complete this form. OCC will provide a copy of the final Contract upon request.